EXHIBIT 99.E

NOTE:
     This Schedule details the interest rates, maturity dates and principal amounts outstanding under El Paso’s and its subsidiaries’ outstanding debt obligations that mature through the year 2008, which includes debt maturities related to both our continuing and discontinued operations. This Schedule does not contain all the information about our outstanding debt that may be important to you. Additional information about our outstanding debt obligations is disclosed in El Paso’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.
     The information in this Debt Maturity Schedule is accurate as of June 30, 2006. Although we may periodically update the information posted to our website, we undertake no obligation to do so.
El Paso Corporation
Debt Maturity Schedule Through 2008
As of June 30, 2006
($ in Millions)

	Interest	Maturity	Principal
Description	Rate	Date	6/30/2006

2006

3Q06
El Paso Corporation — CGP	7.500%	8/15/2006	205
Other Financing — Amortizing Debt *	Various		8

			213
4Q06
Other Financing — Amortizing Debt *	Various		8

			8

Total 2006			$221

2007

1Q07
El Paso Corporation — CGP	6.700%	2/15/2027	200	(1)
Tennessee Gas Pipeline Company	7.000%	3/15/2027	300	(2)
Other Financing — Amortizing Debt *	Various		8

			508
2Q07
Colorado Interstate Gas Company	6.850%	6/15/2037	100	(3)
Other Financing — Amortizing Debt *	Various		8

			108
3Q07
El Paso Corporation	7.625%	8/16/2007	272
Other Financing — Amortizing Debt *	Various		9

			281
4Q07
El Paso Corporation — Sonat	6.750%	10/1/2007	75
Southern Natural Gas Company	6.700%	10/1/2007	100
El Paso Corporation	6.950%	12/15/2007	300
Other Financing — Amortizing Debt *	Various		9

			484

Total 2007			$1,381

Notes:

*	This represents amortizing debt obligations for the quarter. Included in this amount is $5 million in quarterly payments due on the El Paso Corporation Term Loan that was fully retired on July 31, 2006.

(1)	Puttable on 2/15/2007

(2)	Puttable on 3/15/2007

(3)	Puttable on 6/15/2007

El Paso Corporation
Debt Maturity Schedule Through 2008
As of June 30, 2006
($ in Millions)

	Interest	Maturity	Principal
Description	Rate	Date	6/30/2006

2008

1Q08
El Paso Corporation — Sonat	6.625%	2/1/2008	100
El Paso Tennessee Pipeline Co.	10.000%	3/15/2008	26
Other Financing — Amortizing Debt *	Various		9

			135
2Q08
El Paso Corporation — CGP	6.500%	6/1/2008	200
Other Financing — Amortizing Debt *	Various		8

			208
3Q08
El Paso Corporation — CGP	7.625%	9/1/2008	215
Southern Natural Gas Company	6.125%	9/15/2008	100
Other Financing — Amortizing Debt *	Various		9

			324
4Q08
Other Financing — Amortizing Debt *	Various		9

			9

Total 2008			$676

Notes:

*	This represents amortizing debt obligations for the quarter. Included in this amount is $5 million in quarterly payments due on the El Paso Corporation Term Loan that was fully retired on July 31, 2006.